Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Neo Aeronautics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of Class A Common Stock, US$0.001 per share	(1)	Other	1,250,000	$6.00	$7,500,000.00	0.000087	$652.50
Fees to be Paid	Equity	Shares of Class A Common Stock, US$0.001 per share	(2)	Other	3,750,000	$6.00	$22,500,000.00	0.000087	$1,957.50

Total Offering Amounts:							$30,000,000.00		2,610.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									2,610.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant has subsequently reduced the total registered amount of Class A Common Stock being offered to 5,000,000 shares. Includes 1,250,000 shares of Class A Common Stock to be offered by the Selling Stockholders and 3,750,000 shares of Class A Common Stock to be offered by the Registrant pursuant to this offering.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant has subsequently reduced the total registered amount of Class A Common Stock being offered to 5,000,000 shares. Includes 1,250,000 shares of Class A Common Stock to be offered by the Selling Stockholders and 3,750,000 shares of Class A Common Stock to be offered by the Registrant pursuant to this offering.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-292279	12/19/2025		$84.83	Equity	Shares of Class A Common Stock, US$0.001 per share		$	$
Fee Offset Claims		(2)	S-1	333-292279	12/19/2025		2,525.17
Fee Offset Sources	Neo Aeronautics, Inc.	(3)	S-1	333-292279		04/17/2026							2,360.49
Fee Offset Sources	Neo Aeronautics, Inc.		S-1	333-292279		12/19/2025							2,525.17

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Explanation of the basis for claimed offset:

(1)	The Registrant claims a total fee offset of $2,610.00, consisting of $2,525.17 previously paid in connection with the December 19, 2025 filing of the Registrant's Registration Statement on Form S-1 (Registration No. 333-292279) and $84.83 of the $2,360.49 fee previously paid in connection with the April 17, 2026 filing of the Registrant's Registration Statement on Form S-1 (Registration No. 333-292279).
(2)	The Registrant's Registration Statement on Form S-1 (Registration No. 333-292279) was initially filed on December 19, 2025. On December 19, 2025 and April 17, 2026, the Registrant paid an aggregate fee of $4,885.66 for a transaction with the Total Offering Amount of $35,377,500.00. As described in Table 1, the revised Total Offering Amount is $30,000,000.00. Therefore, the Registrant has overpaid the filing fees for the current transaction by $2,275.66 and claims a fee offset of $2,610.00.
(3)	The Registrant's Registration Statement on Form S-1 (Registration No. 333-292279) was initially filed on December 19, 2025. On December 19, 2025 and April 17, 2026, the Registrant paid an aggregate fee of $4,885.66 for a transaction with the Total Offering Amount of $35,377,500.00. As described in Table 1, the revised Total Offering Amount is $30,000,000.00. Therefore, the Registrant has overpaid the filing fees for the current transaction by $2,275.66 and claims a fee offset of $2,610.00.